RSM US LLP

80 City Square
Boston, MA 02129

T +1 617 912 9000
F +1 617 912 9001

www.rsmus.com

June 12, 2026

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Omega Flex, Inc.'s statements included in Item 4.01 of its Form 8-K filed on June 15, 2026 and we agree with such statements concerning our firm.

Sincerely,

RSM US LLP